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                               NET LEASE AGREEMENT


      THIS NET LEASE AGREEMENT made and entered into this 9th day of February, 1999, by and between Jaguar II, LC, a Virginia LLC, having an address as 1512 Windstone Drive, Vienna, Virginia 22182-15387, hereinafter referred to as "Lessor", and SENSYS TECHNOLOGIES INC., a Delaware corporation, having an address as 8419 Terminal Road, Newington, Virginia 22122-1430, hereinafter referred to as "Lessee".


                               W I T N E S S E T H:


      1. PREMISES: Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, two (2) parcels of land (the "Land"), more particularly described in Exhibit A attached hereto and made a part hereof, consisting of approximately
4.0368 acres and the three (3) buildings located thereon (the "Buildings") containing an "agreed upon" sixty-seven thousand two hundred twenty (67,220) gross square feet of space in the aggregate. The Land and Buildings are hereinafter collectively referred to as the "demised premises". Lessee's interest in this Lease is subject to all covenants and restrictions of record and all applicable zoning, municipal, county, state and federal laws, statutes, codes, ordinances, rules and regulations affecting the demised premises.

      2. TERM: The lease term of fifteen (15) years shall commence on the date of the acquisition of the demised property by Jaguar II of this Lease by the last of the parties executing the same. If Lessor is unable to acquire said property by June 30, 1999, unless such inability to acquire is the result of action or inaction of Lessee, this Lease, at option of Lessee, shall terminate. Inasmuch as Lessee and Newington Concrete, its sublessee, are currently, and have been for approximately the last ten (10) years, the sole occupants of the entire demised premises, Lessor is hereby relieved of any obligation to tender delivery of possession of the demised premises to Lessee, and Lessee agrees that it has, as of the commencement date of this Lease, accepted possession of the demised premises in their then "as is" condition without any obligation or liability of Lessor to do any work in, on or to any portion of the demised premises to make the same usable by Lessee or any sublessee of Lessee for the permitted purposes, it being understood and agreed that this is a net lease, and Lessor shall receive base rent free and clear of any charge or expense and that Lessee is obligated, and shall be responsible, for the repair, maintenance and replacement of every portion of the demised premises and the obtaining and procurement of all requisite insurance and utility and all other services. If this Lease commences on other than the first day of a calendar month or expires on other than the last day of a calendar month, the installment of base rent for the applicable month will be prorated and paid on a per diem basis based on the actual number of days in the applicable calendar month. The lease term shall expire on the day preceding the fifteenth (15th) anniversary of the commencement date plus, if the commencement date is other than the first day of a calendar month, the number of days between the commencement date and the last day of the month in which the commencement date occurred.

      3.     RENT:

      a. As base rent for the demised premises, Lessee shall pay to Lessor Four Hundred Twenty Thousand One Hundred Twenty-five and no/l00 ($420,125.00) Dollars per annum for the first lease year. Commencing on the first day of the second lease year and continuing on the first day of each lease year thereafter throughout the initial term of this Lease, the base rent shall, as of the first day of each such lease year, be increased to one hundred three (103%) percent of the base rent payable for the preceding lease year. If the commencement date occurs on a day other than the first day of the month, base rent for the first month of the term shall be apportioned. Such first month's base rent shall, unless provided otherwise herein or by written agreement between Lessor and Lessee, be due and payable on the commencement date.

      b. Base rent stipulated for each of the applicable lease years shall be paid in equal one-twelfth (1/12th) installments in advance on the first day of each calendar month for the applicable lease year. Base rent and all other items of rent or payments due Lessor under this Lease shall be paid to Lessor at the address of Lessor set forth above or at such other address and/or such other party as Lessor may, from time to time, designate by written notice to Lessee in the manner hereafter set forth.

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      c.    Lessee covenants and agrees to pay all licenses, taxes, sales taxes and assessments of every kind and character imposed by any governmental body, on, against or in connection with the operation of the business conducted on the demised premises, or against Lessee's property in or on the demised premises or on any installment of base rent or item of additional rent or other charge payable by Lessee under this Lease.

      4. REPAIR AND MAINTENANCE: Lessee shall, in accordance with Legal Requirements, as such term is hereinafter defined, repair and maintain in good condition the entire demised premises and, where necessary, make such replacements to the Buildings and all improvements, including, without limitation, the roof, structural and non-structural portions of the Buildings, all landscaping, curbing, sidewalks, roads (including, without limitation, any private road or area encumbered by ingress and egress easements), parking areas, driveways and all the Buildings systems and generally keep the demised premises clean. If Lessor or Lessee is required by any municipal or governmental directive to sort and separate trash and refuse, Lessee shall sort and separate its trash and refuse as it or Lessor shall be directed by the applicable municipal or governmental authority, as the case may be. Lessee agrees to keep and maintain the property to at least the same standard of care as it is presently being maintained, and in that regard, the parties agree that if, by good operational practice, an item could be repaired rather than replaced, Lessee may, at its option, repair the item rather than replace the same; however, it being understood and agreed that nothing contained in this sentence shall relieve or release Lessee from replacing any item that, by good operational practice, should be replaced rather than repaired. Further, Lessee hereby expressly covenants and agrees that Lessee shall, at its sole cost and expense, throughout the term of this Lease, obtain and maintain a standard service contract on the HVAC systems and equipment. Further, at the expiration or earlier termination of this Lease, Lessee shall be required to remove from the property the trailers now located on the Land which are owned by Lessee and are not the property of Lessor and all the items listed on Schedule I attached hereto and made a part hereof, and Lessee shall be obligated to restore any area of the Land and/or Buildings damaged by the installation and/or removal of the trailers and the items listed on Schedule I.

      5. COMPLIANCE WITH REQUIREMENTS OF LAW: Lessee, at its sole cost and expense, shall promptly comply with all laws, statutes, codes, ordinances, rules, orders, regulations and requirements (collectively, the Legal Requirements) of the Federal, State, County and local government and of any and all their departments and bureaus with jurisdiction over the demised premises, and with any directives of any public officer or officers which shall impose any violation, order or duty upon the demised premises and/or relate to the correction, prevention and/or abatement of nuisances or other grievances in, upon or connected with the demised premises during the term hereof. Lessee shall, at Lessee's own cost and expense, also promptly comply with and obey all rules, orders and regulations of all insurance carriers and any fire underwriting or rating authority relating to the demised premises. Any governmental or municipal permits, approvals or consents required in order for Lessee to be able to use the demised premises for the purposes for which Lessee intends, and is permitted hereunder, to use the demised premises, if necessary, shall be obtained by Lessee, at Lessee's sole cost and expense, and any failure of Lessee to obtain such permits, approvals or consents shall not relieve Lessee of its obligations hereunder.

      6. SERVICES: Inasmuch as this is a triple net lease, Lessor shall not be obligated to provide or furnish any service of any kind to Lessee.

      7. ALTERATIONS: Lessee shall make no additions, installations, alterations or changes in or to the demised premises without obtaining the prior written permission of Lessor, which consent Lessor may withhold in its sole and absolute discretion except Lessor shall not unreasonably withhold, delay or condition its approval to any proposed interior work so long as the proposed work (i) would not adversely affect any of the Buildings' exteriors, roofs, windows or doors or frames therefor, structural integrity or systems, (ii) would not increase the costs of operating or managing the Property, (iii) would not increase the scope or costs of Lessor's obligations under this Lease and (iv) does not consist of, or require, any demolition of, or additions to, load bearing walls or exterior walls. The work or type of work described in clauses (i) through (iv) of this paragraph 7 is hereinafter described as "Structural Work", and interior non-structural work for which Lessor's approval shall not be unreasonably withheld, delayed or conditioned is hereinafter referred to as "Non-Structural Work". If Lessor's approval or denial of approval to any Non-Structural Work is not received within five (5) business days of Lessor's receipt of all the items required for it to be able to make a determination whether to approve or not approve the proposed work, such failure to respond shall be deemed an approval to such Non-Structural Work. Lessor and Lessee shall, at Lessor's option, every six (6) months throughout the term of this lease, inspect the additions and alterations made by Lessee since the prior inspection. In any event, all installations, alterations or work done by Lessee shall at all times comply with:

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      a.   Laws, rules, orders and regulations of all governmental or municipal bodies, authorities, departments or agencies having jurisdiction thereof and such rules and regulations as Lessor shall promulgate.

      b. Plans and specifications prepared by and at the expense of Lessee theretofore submitted to Lessor for its prior written approval. No installations, alterations or any other work shall be undertaken, started or begun by Lessee, its agents, servants or employees, until Lessor has approved such plans and specifications.

      c. Lessee agrees to pay Lessor's reasonable costs and expenses of reviewing any plans and specifications submitted for Lessor's review.

      8. ACCESS: Lessee shall permit Lessor and others authorized by Lessor to enter upon the demised premises at all reasonable times (and at all times where an emergency exists or where Lessor, in the exercise of its reasonable discretion, determines access at other times is necessary to protect damage to property or prevent injury to people) (i) to examine the condition thereof and conditions of Lessee's occupancy, (ii) to exhibit the same to prospective tenants, prospective purchasers, mortgagees and/or prospective mortgagees or
(iii) to make such repairs, additions or alterations therein as Lessor may deem necessary or to comply with its obligations hereunder or which Lessor shall, at its option (but without any obligation to do so), elect to make, including, without limitation, painting the exterior of the Buildings. Lessor agrees that it shall have no right to enter any area that, pursuant to Federal government regulations or directives or by customer contracts or agreements, is restricted so as to prohibit entry by Lessor. In connection with the foregoing, Lessor shall be allowed to take all materials into and upon the demised premises that may be required for such repairs, improvements or alterations, without the same constituting an eviction of Lessee, in whole or in part, and without any abatement or diminution of the basic rent or additional rent. In making of such repairs or alterations, Lessor, to the extent practicable and consistent with efficiency and economy, will exercise reasonable diligence so as to minimize the disturbance of or interference with the business of Lessee. Nothing herein contained, however, shall be deemed or construed to impose on Lessor any obligation, responsibility or liability whatsoever for the care, supervision or repair of the demised premises or any part thereof, other than as herein provided.

      9. Intentionally deleted.

      10. USE: Lessee shall not use, or permit the use of, the demised premises contrary to any applicable statute, ordinance, law, rule or regulation or in violation of the certificate of occupancy.

      11. LIABILITY: Lessee shall save and hold Lessor harmless from all liabilities, charges, expenses (including reasonable counsel fees) and costs on account of all claims for damages and otherwise and/or suits for or by reason of any injury or injuries to any person or property of any kind whatsoever, whether the person or property of Lessee, its agents or employees or third persons, from any cause or causes whatsoever while on or upon or in proximity to said premises or due to any breach of a covenant herein by Lessee or to Lessee's use and occupancy of the demised premises. Nothing contained herein or elsewhere in this Lease shall require Lessee to hold Lessor harmless or indemnify Lessee from Lessor's negligent acts or omissions.

      12. SURRENDER AND TERMINATION: All fixtures, equipment, improvements and appurtenances attached to or built into the demised premises prior to or during the term, whether by Lessor, at its expense or at the expense of Lessee, or by Lessee, shall be and remain part of the demised premises (other than for those items listed on Schedule I) and shall not be removed by Lessee at the end of the term, unless Lessor, at least one hundred twenty (120) days prior to the expiration of the term, notifies Lessee to remove the same, it being understood and agreed that Lessee, at its sole cost and expense but without any demand of, or notice by, Lessor to do so, must, at or prior to the expiration or earlier termination of this Lease, remove the items listed on Schedule I and repair all damages to the Buildings or Land occasioned by, resulting from, or arising out of, the original installation and/or removal of said items. All of Lessee's removable trade fixtures and removable business equipment (no Buildings system or equipment shall be, or be deemed to be, Lessee's business equipment) may be removed by Lessee upon condition that such removal does not materially damage the Buildings and that the repair of any such damage shall be made by Lessee prior to the expiration of the term of this Lease, or if Lessee fails to make such repairs, the cost of repairing any damage to the Buildings arising from such removal shall be done by Lessor, but be paid by Lessee. Any property of Lessee or of any subtenant or occupant that Lessee has the right to remove or may hereunder be required to remove which shall remain in the Buildings after the expiration or termination of the term of this Lease shall be deemed to have been abandoned by Lessee, and either may be retained by Lessor


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as its property or may be disposed of in such manner as Lessor may see fit;
provided, however, that, notwithstanding the foregoing, in the event of any failure of Lessee to promptly remove the items requested by Lessor to be removed or for which Lessee is required to remove and/or restore any damage to the demised premises occasioned by such removal, Lessor, at Lessee's cost and expense, may remove the items Lessee failed to remove and/or effect all repairs to the demised premises. If such property or any part thereof shall be sold, Lessor may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of base rent, additional rent or other charge payable hereunder and any damages to which Lessor may be entitled hereunder or pursuant to law. Upon the expiration or other termination of the term of this Lease, Lessee shall quit and surrender to Lessor the demised premises, broom clean, in the same order and condition, as of the date hereof, ordinary wear excepted, and Lessee shall (i) remove all of its property and other items that it is permitted or required hereunder to remove and (ii) repair all damage to the demised premises occasioned by such removal. Lessee's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

      13. INDEMNITY: Lessor, its agents and its and their employees shall not be liable for any damage to property of Lessee or of any other party claiming by, through or under Lessee, nor for the loss or damage to any property of Lessee by theft or otherwise. Lessee shall, at its own cost and expense, be responsible for the repairs or restoration due to, or resulting from, any theft or otherwise. Lessor or its agent shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical disturbance, water, rain or snow or leaks from any part of the Buildings or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature; nor shall Lessor or its agents be liable for any such damage caused by persons in the Buildings or caused by operations in construction of any private, public or quasi-public work; nor shall Lessor be liable for any defect (latent or otherwise) on, in or upon the demised premises. Lessee shall reimburse and compensate Lessor as additional rent for all expenditures made by or damages or fines sustained or incurred by, Lessor due to non-performance or non-compliance with or breach or failure to observe any term, covenants or condition of this Lease upon Lessee's part to be kept, observed, performed or complied with.

      14. NO WAIVER: The failure of Lessor to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not prevent a subsequent act, which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Lessor of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Lessor unless such waiver be in writing signed by Lessor. No surrender of this Lease shall be effective without Lessor's written agreement to accept such surrender. No payment by Lessee, or receipt by Lessor, of a lesser amount than the full rent, additional rent or payment obligation hereunder shall be deemed to be other than on account for the sum or sums stipulated hereunder, nor shall any endorsement or statement on any check or any letter accompanying a payment by Lessee be deemed an accord and satisfaction and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent, additional rent or other payment or pursue any other remedy available to Lessor. No waiver, on the part of Lessor, its successors or assigns, of any default or breach by of any covenant, agreement or condition of this Lease shall be construed to be a waiver of the rights of Lessor as to any prior or future default or breach by Lessee.

      15. SUBORDINATION: This Lease is subject and subordinate to the lien of any and all mortgages, deeds of trust or other security devices which may now or hereafter affect or encumber all or any portion of the demised premises. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee, or holder of another security device or holder of a ground leasehold interest. In confirmation of such subordination, however, Lessee agrees to execute and acknowledge any documents required to effectuate such subordination or, at the option of any of such holder of mortgage or deed to secure debt, to make this Lease or any option granted herein prior to the lien of such mortgage, deed of trust or other security devices, as the case may be, provided, in the case of a subordination, the holder of the mortgage or deed of trust agrees, so long as Lessee is not in default under this Lease, (i) not to disturb Lessee's possession or rights under this Lease and (ii) to recognize Lessee as a direct tenant subsequent to such holder's acquisition of title, but, in no event, shall the acquirer of Lessor's interest be obligated for, or liable to Lessee as a result of, any failure in Lessor's


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performance under this Lease prior to such party's acquisition of title nor shall such party (a) be bound by any payment of base rent or item of additional rent paid more than one (1) month in advance, (b) be liable for any damages or subject to any offset or defense by Lessee for any act or omission of Lessor prior to such party's acquisition of title or (c) be bound by any termination, amendment, modification, cancellation or surrender of this Lease made without such holder's consent.

      Notwithstanding the foregoing, in the event any such mortgagee or the holder of any deed to secure debt, other security device or ground leasehold interest shall elect to make the lien of this Lease prior to the lien of its mortgage, deed to secure debt, other security device or ground leasehold interest, then, upon such party giving Lessee written notice to such effect, this Lease shall be deemed to be prior in lien to the lien of such mortgage deed to secure debt, other security device or ground leasehold interest, whether dated prior or subsequent thereto.

      16.   INSURANCE:  A. Lessee shall maintain at its own cost and expense:

            a. COMPREHENSIVE GENERAL LIABILITY INSURANCE covering the demised premises on an occurrence basis with minimum limits of liability in an amount equal to Five Million and 00/100 ($5,000,000.00) Dollars for bodily injury, personal injury or death to one or more persons, and a single limit of Two Million and 00/100 ($2,000,000.00) Dollars with respect to damage to property by water or otherwise. Such policy shall name Lessor as an additional insured and shall provide that the same may not be cancelled or terminated without at least thirty (30) days' written notice to Lessor by the insurance company issuing such policy, and that no act or failure to act on the part of Lessee shall invalidate such insurance as to Lessor; and

            b. WORKER'S COMPENSATION AND EMPLOYER'S LIABILITY INSURANCE in accordance with the laws of the Commonwealth of Virginia; and

            c. FIRE INSURANCE in an amount adequate to cover the cost of full replacement of the Buildings and all equipment and all decorative items (including but not limited to, carpeting, wall coverings, lighting fixtures and non-realty fixtures and contents) in the Buildings and all other improvements in the event of fire, perils covered by extended coverage, vandalism, malicious mischief and sprinkler leakage with only such deductible as shall be approved in writing by Lessor and which policy shall name Lessor as the sole loss payee together with business interruption insurance in an amount at least equal to one
(1) year's aggregate real estate taxes and impositions, rent, additional rent and other charges payable under this Lease to Lessor, which insurance shall be payable solely to Lessor, and to the extent Lessor receives the proceeds of the business interruption insurance, Lessor shall (but only to the extent that it receives the same) credit the same to the rent, additional rent and other charges payable to Lessor hereunder as such items become due and payable, and the balance thereof shall be held by Lessor in trust on the basis provided in paragraph 19 of this Lease.

            d. OTHER INSURANCE in such amounts as shall then be readily available and commonly insured against for properties similar to the demised premises or that Lessor's mortgagees may require.

            In the event Lessee fails to carry the aforesaid insurance coverage, Lessor, at its option, shall have the right to carry any or all of the insurance hereinabove provided for (and Lessor shall have the insurance carrier issue a waiver of subrogation clause in favor of Lessee) and in such event, Lessee agrees to reimburse Lessor for the entire cost of the same; or, if Lessor's policies shall cover more than the demised premises, Lessee shall pay its proportionate share of the premium for such insurance, which proportionate share shall be determined by the insurance carrier (or agent of the carrier) issuing the said policy, the same to be paid by Lessee to Lessor within fifteen (15) days after Lessor renders a bill therefor.

            B. Any insurance procured by Lessee shall be issued by a company approved by Lessor, licensed to do business in the Commonwealth of Virginia and having a policy rating of at least A and financial rating of at least Class X in the most current edition of Best's Insurance Reports shall contain endorsements that (a) such insurance may not be cancelled or amended with respect to Lessor without thirty (30) days' written notice by registered mail to Lessor by the insurance company; (b) Lessee shall be solely responsible for payment of premiums and Lessor shall not be required to pay any premiums for such insurance; (c) in the event of payment of any loss covered by the policy referred to in 16A.c, Lessor shall be paid first by the insurance company for its loss as its interest may appear; and (d) no act of Lessee will invalidate any such insurance as to the interest of Lessor thereunder.

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            If requested in writing by Lessor, Lessee shall include as a named insured, additional named insured or loss payee under said policies, such other party or parties as Lessor may designate.

            A duplicate policy of all such insurance shall be delivered by Lessee to Lessor within ten (10) days of issuance of such policy by the insurance company together with proof of payment satisfactory to Lessor evidencing payment of the premium in full or setting forth a payment plan for each applicable policy; and the duplicate policy of all renewals at least thirty
(30) days prior to the expiration of such existing policies together with proof of payment satisfactory to Lessor evidencing payment of the premium in full for each applicable policy. The minimum limits of any insurance coverage required herein shall not limit Lessee's liability under paragraph 13.

            C. If Lessor's mortgage shall require that an escrow be established to assure payment of the requisite insurance coverages, Lessee shall, in addition to paying the installment of the then current premiums at the execution of this Lease, escrow with Lessor, generally on the basis provided in paragraph 27, the amounts necessary to initially establish that escrow and make the monthly payments thereafter required so that Lessor will, at all times, have available an amount sufficient to pay at least thirty (30) days before each premium shall become due, the premium so becoming due.


      17. DEFAULT: Time is of the essence with regard to the performance of Lessee's obligations under this Lease. Any of the following constitutes a default of this Lease by Lessee:

            a. Failure to pay any installment of base rent, item of additional rent or other charge payable under this Lease within ten (10) days of Lessor's written demand for payment.

                  Lessee shall pay Lessor interest at the per annum rate of two (2%) percent in excess of the prime rate, as such term is hereinafter defined, charged by Citibank, N.A. (or if such rate be illegal, at the maximum rate permitted by law, and any payment in excess of that which is permitted by law shall, and be deemed to be, an advance payment of base rent and shall be applied against the installments of base rent next becoming due) on all payments due under this Lease that are not made within ten (10) days of their due date calculated from the date when due until paid in full.

            b. Failure to cure any non-monetary default of Lessee's obligations under this Lease for a period of thirty (30) days after written notice specifying the nature of the default, except that in the event such default is not of a type specified in subparagraphs 17c or 17d and cannot be cured within said thirty (30) day period, but is susceptible to cure within a reasonable period of time, such cure period shall be extended for such reasonable period of time, provided Lessee promptly commences to cure the default within said thirty (30) day period and thereafter diligently cures such default.

            c. Lessee files a voluntary petition in bankruptcy or is adjudicated insolvent or a bankrupt, or makes an assignment for the benefit of creditors, or files a petition for relief under any applicable bankruptcy law, or consents to the appointment of a trustee or receiver of all or any substantial part of its property; or

            d. An involuntary petition under any applicable bankruptcy law is filed against Lessee and is not vacated within ninety (90) days.

      18. LESSOR'S REMEDIES: Upon Lessee's default and the expiration of any applicable grace period, Lessor may (at Lessor's option and in addition to all other rights provided in this Lease, at law or in equity) take any one or more of the following actions without further notice or demand.

            a. Terminate this Lease and Lessee's right of possession of the demised premises, and recover all damages to which Lessor is entitled under law, specifically including, but without limitation, all of Lessor's expenses of reletting (including, without limitation, rental concessions to new tenants, repairs, alterations, legal fees and brokerage commissions for the period on or prior to the expiration date of this Lease set forth in paragraph 2 of this Lease). If Lessor elects to terminate this Lease, every obligation of the


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                  parties shall cease as of the date of such termination, except that Lessee shall remain liable for payment of rent and performance of all other terms and conditions of this Lease to the date of termination.

            b. Terminate Lessee's right of possession of the demised premises without terminating this Lease, in which event Lessor may, but shall not be obligated to, relet the demised premises, or any part thereof, for the account of Lessee, for such rent and term and upon such other conditions as are acceptable to Lessor. For purposes of such reletting, Lessor is authorized to redecorate, repair, alter and improve the demised premises to the extent necessary in Lessor's sole discretion. Until Lessor relets the demised premises, Lessee shall remain obligated to pay rent to Lessor as provided in this Lease. If and when the demised premises are relet and if a sufficient sum is not realized from such reletting after payment of all Lessor's expenses of reletting (including, without limitation, rental concessions to new tenants, repairs, alterations, legal fees and brokerage commissions) to satisfy the payment of rent due under this Lease for any month, Lessee shall pay Lessor any such deficiency upon demand. Lessee agrees that Lessor may file suit to recover any sums due Lessor under this paragraph 18b from time to time and that such suit or recovery of any amount due Lessor shall not be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Lessor.

            c. Terminate this Lease and Lessee's right of possession of the demised premises, and recover from Lessee the net present value of the rent due from the date of termination until the stated expiration date, discounted at the lesser of the prime rate of Citibank, N.A. as of the date of termination or five (5%) percent per annum.

            d. Re-enter and repossess the demised premises and remove all persons and effects therefrom, by summary proceeding, ejectment or other legal action. Lessor shall have no liability by reason of any such re-entry, repossession or removal.

            d. Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the demised premises are located. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the lesser of thirteen (13%) percent per annum or the maximum rate then allowable by law.

            e. If Lessor takes possession pursuant to this paragraph 18, with or without terminating this Lease, Lessor may, at its option, enter unto the demised premises, remove Lessee's improvements, signs, personal property, equipment and other evidences of tenancy, and store or dispose of them, at Lessee's risk and expense or as Lessor may see fit, and take and hold possession of the demised premises, provided, however, that if Lessor elects to take possession only without terminating this Lease, such entry and possession shall not terminate this Lease or release Lessee, in whole or in part, from the obligation to pay the base rent and additional rent and other charges payable under this Lease for the full term or from any other obligation under this Lease.

            f. Notwithstanding anything to the contrary hereinbefore contained in this paragraph 17, Lessor shall not be entitled to double rent. In other words, monies collected by Lessor in reletting shall (net of reletting expenses) be applied against Lessor's damages.

            This Lease shall not be deemed to be terminated by Lessor's entry on the demised premises or by any other act unless Lessor specifically expresses its intent to terminate this Lease.

            Lessor's remedies in this paragraph 18 are cumulative and in addition to any other remedies available at law or in equity.

      19. DESTRUCTION - FIRE OR OTHER CAUSE: If the demised premises shall be damaged by any casualty, Lessee shall promptly and diligently repair (which term shall include, without limitation, re-equip and re-fixture) the demised premises to the condition or state in which the demised premises were immediately prior to the casualty, it being understood that there shall be no abatement of any rental payable hereunder (but Lessor shall, to the extent of the net amount of business interruption insurance proceeds actually received by Lessor for the applicable period, credit the same against the rental payable under this Lease for said applicable period). All proceeds payable under the fire and extended casualty insurance Lessee is obligated to procure and obtain pursuant to paragraph 16c of this Lease shall be paid to Lessor and shall (other than for the portion thereof representing business interruption proceeds) be held in trust and Lessor shall make the insurance proceeds being held in trust available to Lessee as the work progresses generally on the same basis and subject to the same provisions as an institutional construction lender would advance the proceeds of its construction loan.

      20. LEGAL FEES: In the event it shall become necessary for either party at any time to institute any legal action or proceedings of any nature for the enforcement of this Lease, or any of the provisions hereof, or to employ an attorney-at-law therefor and said party prevails in such action or proceedings, then the non-prevailing party shall pay to the prevailing party such prevailing party's costs (including all reasonable attorneys' fees) incurred in such action or proceedings.

      21. CONDEMNATION: If all of the Buildings are taken by or under the power of eminent domain (or conveyance in lieu thereof), this Lease shall terminate on the date the condemning authority takes possession. In all other cases of any taking of the Buildings or the Land by the power of eminent domain (or conveyance in lieu thereof), Lessor shall have the option of electing to terminate this Lease except that, if more than thirty (30%) percent of the usable area of the Improvements be so taken, Lessee shall have the right to terminate this Lease provided Lessee is not in default under this Lease and written notice of such election is received by Lessor within thirty (30) days of the taking. If neither Lessor nor Lessee elects to terminate, Lessor shall do the work necessary so as to constitute the portion of the Buildings not so taken a complete architectural unit and Lessee shall do all other work necessary for it to use and occupy the demised premises for its permitted purpose. Rent shall be equitably adjusted, as of the date the condemning authority permanently acquires possession of the application portion of the demised premises. Lessee shall not be entitled to, hereby expressly waives, and hereby assigns to Lessor all Lessee's right, title and interest in and to, any condemnation award for any taking (or consideration paid for a conveyance in lieu thereof), whether whole, partial, temporary or permanent, and whether for diminution of the value of Lessee's interest in this Lease or term thereof or to the lease improvements or for any other claim or damage, including, without limitation, severance damages and loss of, or damage to, Lessee's trade fixtures, except Lessee shall not be precluded from seeking a separate claim for business damages or moving expenses against the condemning authority provided any awards or proceeds sought by, or paid to, Lessee does not reduce or diminish in any way or amount the awards or proceeds otherwise payable to Lessor.

      22. ASSIGNMENT AND SUBLETTING: Lessee shall not assign this Lease or sublease all or any portion of the demised premises during the term of this Lease (or any extension thereof) without first obtaining the written consent of Lessor, such consent to be not unreasonably withheld. Lessor hereby consents to a sublease of approximately six thousand (6,000) gross square feet of space in the building known as 8417 C Terminal Road to Newington Concrete.

      23. Intentionally deleted.

      24. Intentionally deleted.

      25. MECHANICS' LIENS: Neither Lessor nor the property shall be liable for any labor, services or materials furnished or to be furnished to Lessee upon credit, and no mechanic's or other lien for any such labor, services or materials shall attach to, encumber or in any way affect the reversionary interest or other estate or interest of Lessor in and to the Buildings or the Land. Nothing in this Lease shall be construed as a consent by Lessor to subject Lessor's reversionary interest in the demised premises to liability under any lien or other law. If, as a result of any work or installation made by, or on behalf of Lessee, or Lessee's maintenance, repair or replacement of the demised premises, a claim of lien or lien is filed against the demised premises or all or any portion of the Buildings or bond off the Land, within ten (10) days after it is filed, Lessee shall either satisfy the claim of lien or lien. If Lessee fails to do so within the ten (10) day period, Lessor may satisfy the lien, and Lessee shall reimburse Lessor for all Lessor's costs and expenses (including reasonable attorneys' fees) incurred in connection therewith.

      26. NOTICES: All notices by Lessee to Lessor or by Lessor to Lessee with regard to this Lease must be in writing and shall be deemed conclusively delivered when same are either hand delivered, or deposited in the U.S. mail, postage prepaid, certified, return receipt requested, or delivered by a nationally recognized courier for overnight delivery with such delivery charge being prepaid, if to Lessor, addressed to Lessor at the address set forth for Lessor on page 1 of this Lease or if to Lessee, at the address set forth for Lessee on page 1 of this Lease prior to Lessee's initial occupancy of the demised premises and thereafter with a duplicate to Lessee at the demised premises. Either party hereto may, by notice given as aforesaid, designate a different address or addresses for notices.

      27. REAL PROPERTY TAXES AND ASSESSMENTS: a. Lessee shall pay (and furnish Lessor with proof of payment satisfactory to Lessor) prior to delinquency all real property taxes and assessments. As used herein, the term "real property taxes and assessments" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Land and/or Buildings by any authority having the direct or indirect power to tax, including any local, city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Land and/or Buildings, as against Lessor's right to rent or other income therefrom or as against Lessor's business of leasing the Land and/or Buildings and all costs and fees (including attorneys' fees) incurred by Lessor in contesting any tax or assessment and/or negotiating with the public authorities as to the same. The term "real property taxes and assessments" shall not include any income tax paid or payable by Lessor but shall also include any tax, fee, levy, assessment or charge (i) in substitution of, or in addition to, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property taxes and assessments", or (ii) the nature of which was hereinbefore included within the definition of "real property taxes and assessments" or (iii) which is imposed by reason of this transaction or any modification or changes hereto. If at any time during the term of this Lease, under the laws of the State or any political subdivision thereof in which the demised premises are situated, a tax or excise on, or measured in whole or in part by, rents or gross receipts' or any other tax, however characterized, is levied or assessed by said State or political subdivision against Lessor or the basic rent expressly reserved hereunder in addition to or as a substitute in whole or in part for taxes assessed or imposed by said State or political subdivision on land and/or Buildings (such as, for example, the present Commonwealth of Virginia sales tax on rents or a Fairfax County gross receipts tax, the same shall be included within the term "Impositions", and Lessee covenants to pay such tax or excise on, or measured by, rents or gross receipts or other tax, but only to the extent of the amount thereof which is lawfully assessed or imposed upon Lessor and which was so assessed or imposed as a direct result of Lessor's ownership of the demised premises, or of this Lease or of the rentals accruing under this Lease, it being the intention of the parties hereto that the basic rent to be paid hereunder shall be paid to Lessor absolutely net without deduction of any nature whatsoever. The payments to be made by Lessee pursuant to this section shall be made before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof. Notwithstanding anything hereinbefore contained to the contrary, any assessments (that are not the result of, or not attributable to, Lessee's acts or omissions) allocable to any period beyond the lease term shall be paid by Lessor.

      b. Further, Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the demised premises. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

      c. Any tax year commencing during any lease year shall be deemed to correspond to such lease year. If Lessor's mortgagee shall require a tax escrow, then Lessee shall, in addition to paying the then current tax installment at the execution of this Lease, pay to Lessor on account of the semi-annual installment of each such real property tax and assessment next to become due, an amount equal to the aggregate of such semi-annual installments multiplied by a fraction, the numerator of which shall be the remainder resulting from the subtraction of the number of months intervening between the Commencement Date and the next ensuing due date for the payment of such real property tax or assessment from six (6), and the denominator of which shall be six (6). The aggregate of the amounts paid on account of each such real property tax and assessment shall constitute the "Tax Escrow Account". The Tax Escrow Account shall be supplemented, from time to time, within fifteen (15) days of Lessor's demand, by the payment by Lessee into said Tax Escrow Account of such additional sums so that Lessor shall, at all times, have available an amount sufficient, in Lessor's reasonable estimate, to pay at least thirty (30) days before each six
(6) month installment of each such real property tax and assessment shall become due, the installment so becoming due. In addition to, and not in substitution of, the payments hereinbefore stated in this paragraph 27 to initially establish the Tax Escrow Account, from and after the commencement of the term hereof, Lessee shall pay to Lessor monthly in advance, an amount equal to one-twelfth (1/12th) of the annual real property taxes and assessments (as the same may be increased or decreased). If the amount of said monthly payments paid by Lessee shall be less than the actual amount due, Lessee shall pay to Lessor the difference between the amount paid by Lessee and the actual amount due within ten (10) days after demand from Lessor. If at the end or expiration of the term, there shall be a balance to Lessee's credit in the Tax Escrow Account, said balance shall be refunded to Lessee, provided Lessee is not then in default and has surrendered possession of the demised premises to Lessor in accordance with paragraph 12 hereto. A tax bill submitted by Lessor to Lessee shall be conclusive evidence of the amount of real property taxes or assessments assessed or levied as well as the items taxed. Lessee at all times shall be responsible for and shall pay, before delinquency, all municipal, county, state or federal taxes assessed against any leasehold interest or any personal property of any kind owned, installed or used by Lessee. Lessor shall have the sole, absolute and unrestricted right to institute and settle any contest, proceeding or action dealing with real property taxes and assessments affecting the demised premises upon whatever terms Lessor may, in its sole discretion, determine. In the event of any refund of real property taxes and assessments, Lessor shall, provided Lessee is not then in default under any of the terms of this Lease, remit such portion of the refund as shall be allocable to payments of taxes actually made by Lessee, less costs, expenses and attorneys' fees incurred in obtaining such refund.

      28. SECURITY SERVICES: Lessee acknowledges that Lessor is not providing, and is not obligated to provide, any security protection services to the demised premises, Buildings or Land.

      29. Intentionally deleted.

      30. WAIVER OF JURY AND COUNTERCLAIM: It is mutually agreed by and between Lessor and Lessee that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought in the Circuit Court of Fairfax County by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee, Lessee's use or occupancy of said demised premises and/or any claim of injury or damage and any emergency statutory or any other statutory remedy. Lessor and Lessee agree that in the event of any litigation regarding this Lease, its terms and the enforcement of the rights and obligations of the parties hereto, the sole proper venue for any such litigation shall be in Fairfax County, Virginia.

      31. SECURITY: Lessee has deposited with Lessor the sum of Thirty-five Thousand and 00/100 ($35,000.00) Dollars as security for the faithful performance and observance by Lessee of the terms, provisions and conditions of this Lease; it is agreed that in the event Lessee defaults in respect of any of the terms, provisions and conditions of this Lease, Lessor may, without prejudice to any other remedy which Lessor may have on account therefor, appropriate, use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any sum as to which Lessee is in default and Lessee shall forthwith, upon demand of Lessor, restore said security to the original sum deposited. Lessor may commingle the security deposit with its other funds and no interest shall be payable to Lessee. In the event that Lessee shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Lessee after the date fixed at the end of this Lease and after delivery of entire possession of the demised premises to Lessor. In the event of a sale of the Land and Building or leasing of the Buildings, Lessor shall have the right to transfer the security to the vendee or Lessee and Lessor shall thereupon be released by Lessee from all liability for the return of such security.

      32. VIRGINIA LAW: This Lease shall be governed by and construed in accordance with the laws of, or applicable to, the Commonwealth of Virginia.

      33. BROKER: Lessee represents that the sole broker instrumental in consummating this Lease was Bishopp Realty, Inc. (the "Broker") and that no dealings or prior negotiations were had with any other broker concerning the renting of the demised premises. Lessee agrees to hold Lessor harmless against any claims for brokerage commissions, other than those made by the Broker, arising out of any conversations had by Lessee with any broker other than the Broker.

      34. RECORDING: Lessee shall not record this Lease or a memorandum thereof without the written consent of Lessor.

      35. Intentionally deleted.

      36. Intentionally deleted.

      37. WAIVER OF LIABILITY: The term "Lessor" as used in this Lease shall mean only the owner, or the lessee of a lease, of the Buildings or Land, or their respective mortgagees in possession, so that in the event of any future transfer of title to the Buildings or any assignment of lease by Lessor, or lease by Lessor of the Buildings or of the Land and Buildings, the entity so transferring, assigning or leasing shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder, and it shall be deemed and construed as a covenant running with the Land without further agreement between the parties and their successors in interest, or between the parties and any such transferee, assignee or lessee, that the said transferee, assignee or lessee has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder. Lessee agrees to look solely to the estate and interest of Lessor in the Land and Buildings, and subject to prior right of any mortgage of the Land and/or Buildings, for the collection of any judgment (or other judicial process) recovered against Lessor based upon the breach by Lessor of any of the terms, conditions or covenants of this Lease on the part of Lessor to be performed, and no other property or assets of Lessor shall be subject to levy, execution or other enforcement procedures for the satisfaction of Lessee's remedies under or with respect to either this Lease, the relationship of Lessor or Lessee hereunder, or Lessee's use and occupancy of the demised premises.

      38. RIGHT OF LESSOR TO DISCHARGE OBLIGATIONS OF LESSEE: If Lessee shall fail to perform or observe any of the terms, obligations or conditions contained herein on its part to be performed or observed hereunder, within the time limits set forth herein, Lessor may, at its option, but shall be under no obligation to do so, perform or observe the same and all costs and expenses incurred or expended by Lessor in such performance or observance shall, upon demand by Lessor, be immediately repaid to Lessor by Lessee together with interest thereon at the higher of eighteen (18%) percent per annum or one hundred twenty (120%) percent of the prime rate charged by Citibank, N.A. (or if both rates be illegal, at the maximum rate permitted by law) to the date of repayment. For the purposes of this Lease, the term "prime rate" shall mean the rate then being charged by Citibank, N.A. to its largest corporate customers for unsecured loans of ninety (90) days or less.

      39. Intentionally deleted.

      40. BINDING ON SUCCESSORS, ETC.: Except as otherwise provided in this Lease, the covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Lessor and Lessee and their respective legal representatives, successors and assigns.

      41. LATE CHARGE: Lessee shall pay to Lessor a one-time (as opposed to monthly) late charge of ten (l0 cents) cents per dollar for each installment of base annual rent, any item of additional rent or other charge payable hereunder which Lessee has failed to pay to Lessor within ten (10) days of Lessor's written demand, not as a penalty, but to help defray administrative and other expenses involved in handling delinquent payments. In the event any check given to Lessor by, or on behalf of, Lessee is returned to Lessor by its bank for insufficient funds or for any other reason or is otherwise uncollectible, Lessee shall pay to Lessor a service charge in the sum equal to the higher of (i) Ten and no/100 ($10.00) Dollars for each check so returned or otherwise uncollected or (ii) one (1 %) percent of the amount of the check so returned or otherwise uncollected, which service charge, if applicable and if not prohibited by law, shall be in addition to, and not in substitution of, any "late charge".

      42. ATTORNMENT: If Lessor's interest in this Lease or demised premises or the Buildings is encumbered by a mortgage and such mortgage is foreclosed, or Lessor's interest in the ground lease, the demised premises or the Buildings is acquired by deed in lieu of foreclosure or if Lessor's interest in this Lease, the demised premises or Buildings are sold pursuant to such foreclosure or by reason of a default under said mortgage, then notwithstanding such foreclosure, such acquisition by deed in lieu of foreclosure, such sale, or such default (i) Lessee shall not disaffirm this Lease or any of its obligations hereunder and
(ii) at the request of the applicable mortgagee, transferee by deed in lieu of foreclosure or purchaser at such foreclosure or sale, Lessee shall attorn to such mortgagee, transferee or purchaser and execute a new lease for the demised premises for the rentals reserved herein and otherwise setting forth all of the provisions of this Lease except that the term of such new lease shall be for the balance of the term of this Lease.

      43. EXECUTION OF LEASE: The submission of this Lease for examination does not constitute a reservation or option of any kind or nature whatsoever on or for the demised premises or any other space within the Buildings and shall vest no right in either party. This Lease shall become effective as a lease only upon execution and legal delivery thereof by the parties hereto. This Lease may be executed in more than one counterpart, and each such counterpart shall be deemed to be an original document.

      44. MORTGAGEE PROTECTION CLAUSE: Lessee agrees to give any mortgage and/or trust deed holders whose name and address has theretofore been provided in writing to Lessee, by certified mail, a copy of any notice of default served upon Lessor. Lessee further agrees that if Lessor shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have such additional time as may be necessary to cure such default (including, but not limited to, completion of foreclosure proceedings if necessary to effect a cure), in which event this Lease shall not be terminated while such remedies are being so pursued.

      45. MISCELLANEOUS: A. Lessor, at its sole cost and expense, reserves the right to: (a) change the street address and name of the Buildings; (b) resubdivide the Land or to combine the Land with other lands, provided such subdivision or combination does not adversely affect Lessee's use of the demised premises or the parking area or increase Lessee's obligation to pay real property taxes and assessments; (c) create easements over the Land and Buildings and in the entrances, aisles and stairways therein or in any parking areas for utilities, telephone lines, sanitary sewer, storm sewer, water lines, pipes, conduits, drainage ditches, sidewalks, pathways, emergency vehicles, and ingress and egress for the use and benefit of others, without Lessee joining in the execution thereof and this Lease shall automatically be subject and subordinate thereto provided the same do not materially, adversely affect Lessee's use of the demised premises; and (d) alter the site plan, landscaping, walkways and common areas outside the Buildings within the context of general site improvements, provided the same do not materially, adversely affect Lessee's use of the demised premises or parking area. Exercise of any such right shall not be considered a constructive eviction or a disturbance of Lessee's business or occupancy, provided Lessee's business operations and use of the parking areas are not materially, adversely affected thereby.

      B. Unless specifically provided otherwise in this Lease, where Lessor's consent or approval is required (whether under the terms of this Lease or pursuant to any rule or regulation now existing or hereafter promulgated by Lessor as hereinafter provided), Lessor may withhold or delay such approval or consent in its sole discretion and without justification.

      46. PARTIAL INVALIDITY: If any provision of this Lease or application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

      47. HOLDING OVER: Any holding over after the expiration of the term or any validly exercised renewal term shall be construed to be a tenancy from month to month at the rent equal to 125% and additional rentals and other charges specified herein plus one-twelfth (1/12th) of the annual real property taxes and assessments and shall otherwise be on the terms herein specified so far as applicable.

      48. ESTOPPEL CERTIFICATE: Lessee agrees, at any time, and from time to time, upon not less than ten (10) days prior notice by Lessor, to execute, acknowledge and deliver to Lessor, a statement in writing addressed to Lessor or such other party as Lessor shall designate certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modification), stating the dates to which base rent, additional rent and other charges have been paid, the amount of security deposited, if any, and stating whether or not there exists any default in the performance of any covenant, agreement, term, provisions or condition contained in this Lease, and, if so, specifying each such default and containing such other information, items and certifications as Lessor shall request, it being intended that any such statement delivered pursuant hereto may be relied upon by Lessor and by any purchaser, mortgagee or prospective mortgagee of any mortgage affecting all or any portion of the demised premises and by any lessor under a ground or underlying lease affecting all or any portion of the Land or Buildings.

      49. FINANCIAL STATEMENTS: Lessee hereby agrees to annually furnish Lessor, within ninety (90) days of the end of each of its fiscal years, with such audited financial statements of Lessee as Lessor shall require in order to reasonably determine the financial condition of Lessee. Such statements shall be prepared by an independent certified public accountant and shall include, without limitation, Lessee's net worth statements and statements of financial position and retained earnings statement of Lessee and its subsidiaries, if any, for the preceding three (3) years.

      50. HAZARDOUS MATERIALS: Lessee covenants and agrees, at its sole cost and expense, to (i) indemnify, protect and save Lessor harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including, without limitation, attorneys' and experts' reasonable fees and disbursements) of any kind or of any nature whatsoever (collectively, the "Indemnified Matters") which may at any time be imposed upon, incurred by or asserted or awarded against Lessor and arising from or out of any Hazardous Materials (as hereinafter defined) on, in, under or affecting all or any portion of the demised premises and which presently exist or hereafter occur (or the predicate or basis for which presently exists or hereafter occurs) during the term of this Lease (other than for such contamination or pollution that occurred off the Land but, through no fault of Lessee or anyone claiming by, under, or through Lessee, emanates onto the Land) or which otherwise results from, or out of, or is occasioned by, Lessee's acts or omissions heretofore occurring or hereafter occurring during the term of this Lease and (ii) promptly, upon Lessor's demand, (y) remove, or cause to be removed, from the demised premises and properly dispose of, all Hazardous Materials and (z) undertake and complete all remediation. As used herein, "Hazardous Materials" means petroleum products and any other hazardous or toxic materials, wastes and substances which are defined, determined or identified as such in any Laws (as hereinafter defined) or materials which are required by any Laws to be encapsulated or removed from the demised premises or any surrounding area. As used herein, "Laws" means any laws, rules or regulations (whether now existing or hereafter enacted or promulgated) promulgated, imposed or enacted by any Federal, State or local government or governmental entity, unit, department, agency or authority and any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments.

      Indemnified Matters shall include, without limitation, all of the following: (i) the costs of removal of any and all Hazardous Materials from all or any portion of the demised premises or any surrounding areas, (ii) additional costs required to take necessary precautions to protect against the release of Hazardous Materials on, in, under or affecting the demised premises into the air, any body of water, any other public domain or any surrounding areas and
(iii) costs incurred to bring the demised premises and any surrounding areas into compliance with all applicable Laws with respect to Hazardous Materials. All removal work referred to in clause (i) above, all work and other actions to take precautions against release referred to in clause (ii) above and all work and other actions performed in order to comply with Laws referred to in clause
(iii) above are herein collectively referred to as "Corrective Work."

Lessor's rights under this paragraph 50 shall be in addition to all other rights of Lessor under this Lease.

      51. EXTENSION TERM: a. Provided Lessee is not in default under this Lease at the time of the exercise of the within applicable option, Lessee shall have the right to extend the term of this Lease for one (1) extension period (herein referred to as the "Extension Term"), which Extension Term shall be for a period of five (5) years and shall commence on the expiration date of the initial term provided the initial term of this Lease shall not have been theretofore terminated). The within described option shall be exercisable only in the following manner: Lessee shall, no later than one (1) year prior to the expiration date of the initial term of this Lease, give to Lessor written notice of Lessee's election to extend this Lease on the terms, covenants, conditions and agreements as hereinafter provided in Section 51b. In the event of the failure of Lessee to give notice in accordance herewith, Lessee's right to extend shall be conclusively deemed to have been waived and the term shall not be extended beyond the then established expiration date provided for under this Lease. At the request of either party following the exercise of the option to extend, both parties agree to execute a confirmatory instrument confirming the extension and the newly extended expiration date. Following the exercise of the option to extend for the Extension Term, there shall be no further right on the part of Lessee to further extend this Lease. The parties agree that the limitations upon the exercise by Lessee of the option to extend shall be deemed of the essence.

      b. The Extension Term shall be on the same terms, covenants and conditions as the term of this Lease except that there shall be no right to renew this Lease beyond the Extension Term, and the base rent payable for the first lease year of the Extension Term shall be the fair market base rent for the first lease year of the Extension Term (but in no event shall the base rent ever be less than the base rent payable for the last lease year of the initial term), and commencing with the first day of the second lease year of the Extension Term, and continuing on the first day of each lease year thereafter, base rent shall be increased by three (3%) percent of base rent payable for the preceding twelve (12) month period.

      c. The base rent paid or payable by Lessee for the first lease year of the Extension Term shall be determined as of the first day of the Extension Term (which date is hereinafter referred to as a "Rental Recomputation Date"). In this regard, no earlier than one hundred eighty (180) days and no later than ninety (90) days prior to the Rental Recomputation Date, which ninety (90) day period is hereinafter referred to as the "Exchange Period", Lessor and Lessee will each submit to the other a statement of their respective determinations of the fair market base rent for the demised premises for the first lease year of the Extension Term (which period is hereinafter referred to as the "Recomputation Period"), which statements shall show how their respective determinations were derived.

      d. In the event that after the exchange of the statements as above provided, the parties cannot agree on the fair market base rent for the first lease year of the Recomputation Period, then the parties shall (within fifteen
(15) days after the last of the statements were exchanged, but in no event more than fifteen (15) days subsequent to the Exchange Period) meet and attempt to agree on the fair market base rent for the first lease year of the Recomputation Period. If the parties hereto cannot (within ten (10) days of their first meeting, but in no event later than thirty (30) days subsequent to the Exchange Period) agree on the fair market base rent for the first lease year of the Recomputation Period, they shall attempt to agree on a referee to determine the matter. The referee must be a member of the Appraisal Institute with at least ten (10) years of commercial appraisal experience in Fairfax County, Virginia. If the parties hereto cannot agree on the appointment of a referee within forty-five (45) days subsequent to the Exchange Period, either party may request that the commercial real estate panel (or equivalent) of the American Arbitration Association in the County of Fairfax (the "AAA") appoint a referee meeting the foregoing requirements who has not represented, or provided any services to, and is not then representing or providing any services to, either Lessor or Lessee or any party related to either of them. If the AAA shall refuse to appoint such referee or if the AAA shall then no longer be in existence, either party hereto on behalf of both, may apply to the appropriate court of competent jurisdiction in the County of Fairfax for the appointment of such referee, and the other party shall not raise any question as to the Court's full power and jurisdiction to entertain the application and make such appointment. The referee shall review each of the statements of valuation (and how each valuation was arrived at by Lessor and Lessee) and meet with representatives of Lessor and Lessee with respect to each of such valuations. The referee shall attempt to get the parties to agree on a valuation of fair market base rent for the first lease year of the Recomputation Period, but if such parties do not (within thirty (30) days of the referee's appointment) reach agreement as to such value, the referee may, subject to the terms and conditions contained in this paragraph 15d and on his own, determine the fair market base rent for the first lease year of the Recomputation Period, which determination shall be binding on each of the parties hereto. The referee's sole discretion in determining the matter shall be limited to selecting one of the fair market base rent valuations, originally submitted by the parties hereto during the Exchange Period. In other words, the referee cannot submit an independent valuation of his own, but must determine the matter solely on which fair market base rent valuation for the first lease year of the Recomputation Period submitted by each of the parties hereto during the Exchange Period more closely conforms with his valuation of fair market base rent for the first lease year of the Recomputation Period.

      d. In the event the fair market base rent for the first lease year of the Recomputation Period is not determined by agreement between the parties hereto or by decision of the referee, whichever may be applicable, by the Rental Recomputation Date, then Lessee shall pay base rent in an amount equal to the base rent payable by Lessee for the last lease year of the initial term, and if the fair market base rent for the first lease year of the Extension Term is thereafter determined to be greater than that number, (i) the base rent shall be retroactively adjusted (based on the fair market base rent determined by the parties hereto or by decision of the referee, as the case may be) to the Rental Recomputation Date, (ii) Lessee shall (within ten (10) days of Lessor's written demand therefor) pay to Lessor the "Differential", as such term is hereinafter defined, and (iii) commencing on the first day of the month following the month in which such demand for payment of the Differential was made by Lessor, Lessee shall start making monthly installments of base rent in the recomputed amount based on the fair market base rent for the first lease year of the Recomputation Period determined by agreement between Lessor and Lessee or by decision of the referee, as the case may be. For the purposes of this paragraph, the term "Differential" shall mean the excess of (a) the applicable fair market base rent for the first lease year of the Recomputation Period determined by agreement of the parties hereto or by decision of the referee, as the case may be, for the period between the Rental Recomputation Date and the last day of the month in which Lessor's demand for the payment of the Differential was made by Lessor (which period is hereinafter referred to as the "Interim Period") over the base rent paid by Lessee for the Interim Period.

      f. Notwithstanding anything hereinbefore contained to the contrary, the length of the term for the valuation of fair market base rent for the first lease year of the Recomputation Period shall be the length of term that maximizes the base rent then negotiable in the market and the valuation shall give appropriate consideration to the location and size of the demised premises and shall be based on best use of the demised premises.

      IN WITNESS WHEREOF, we have hereunto set our hands and seals the day and year first above written.





                                        JAGUAR II, LC


                                        By:     /s/ Charles P. Cocke
                                           ------------------------------
                                        Name:   Charles P. Cocke
                                             ----------------------------
                                        Title:  Manager
                                              ---------------------------



                                        SENSYS TECHNOLOGIES INC.


                                        By:     /s/ R. R. Bower
                                           ------------------------------
                                        Name:   R. B. Bower
                                             ----------------------------
                                        Title:  V.P. Finance, CFO
                                              ---------------------------

                                   SCHEDULE I

4             Office Trailers
1             4.7 Meter Satellite Dish Antenna, Pedestal and Associated Equipment
1             10 Meter Satellite Dish Antenna and Associated Structure and Equipment
Lot           Miscellaneous Roof Mounted Antennas
1             EMI Enclosure (Screen Room) and Associated HVAC System
2             Standby Power Generators and Associated Switches
2             Power Generators
1             Environmental Test Chamber, Power Transformer and Associated Equipment
1             Vibration Test Machine, Chamber and Associated Equipment
1             Air Compressor and Associated Air Lines and Hoses
1             Machine Shop Air Handling and Ventilation System and Associated
              Ductwork, Hoods, Fans, Etc.
1             Telephone Switch (PBX) and Associated Telephone Equipment
6             Mezzanine Platform Sections and Associated Stairs, Railings, Parts
1             Retractable Antenna Tower
1             Test Laboratory HVAC System
2             Vault Doors
Lot           Vault EMI Filters
Lot           Wire Screen Panels
1             UPS (Uninterruptable Power Supply) System
2             RF Anachoic Chambers, Pedestals and Associated Equipment
Lot           Security Alarm System, Sensors, Panels and Associated Items
Lot           Card Access Door System, Readers and Latches and Associated Items
Scaffolding to roof
All exterior storage buildings
Frames, piping, wiring test strands, etc. used in connection with Lessee's operations and not needed for operation of any Building's mechanical systems, including, without limitation, any of the foregoing strung, attached or running along the exterior or interior walls, yards or roofs.

                                    EXHIBIT A



PARCEL ONE (1), per Deed of Resubdivision and plat entitled "Plats showing Resubdivision of Parcel "B", Subdivision of the land of L.S. Sorber and Co., Parcels Two and Three of the land of Tectonics, Incorporated", dated May, 1985 made by John P. DiGiulian, certified land surveyor, and recorded in Deed Book 6246, at page 907, among the land records of Fairfax County, Virginia.